Sprinklr Announces Third Quarter Fiscal 2026 Results
•Q3 Total Revenue of $219.1 million, up 9% year-over-year
•Q3 Subscription Revenue of $190.3 million, up 5% year-over-year
•Q3 net cash provided by operating activities of $20.0 million and free cash flow* of $15.5 million
•RPO down 5% and cRPO up 3% year-over-year
•145 $1 million customers

NEW YORK, New York--December 3, 2025--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its third fiscal quarter ended October 31, 2025.
“Our Q3 results reflect continued progress in our transformation to better serve customers and partners. While there’s more work ahead, we’re encouraged by the improving quality of customer engagements and remain focused on closing the year with momentum to establish a strong foundation for FY27,” said Rory Read, Sprinklr President and CEO.

Third Quarter Fiscal 2026 Financial Highlights
•Revenue: Total revenue for the third quarter was $219.1 million, up from $200.7 million one year ago, an increase of 9% year-over-year. Subscription revenue for the third quarter was $190.3 million, up from $180.6 million one year ago, an increase of 5% year-over-year.
•Operating Income and Margin*: Third quarter GAAP operating income was $11.6 million, compared to operating income of $7.9 million one year ago. Non-GAAP operating income was $33.5 million, compared to non-GAAP operating income of $23.0 million one year ago. For the third quarter, GAAP operating margin was 5% and non-GAAP operating margin was 15% compared to GAAP operating margin of 4% and non-GAAP operating margin of 11% in the third quarter of fiscal year 2025.
•Net Income Per Share*: Third quarter GAAP net income per share, diluted was $0.01, compared to net income per share, diluted of $0.04 in the third quarter of fiscal year 2025. Non-GAAP net income per share, diluted for the third quarter was $0.12, compared to non-GAAP net income per share, diluted of $0.10 in the third quarter of fiscal year 2025.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of October 31, 2025 were $480.3 million.

* Free cash flow, non-GAAP operating income, non-GAAP operating margin and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures” and are reconciled to net cash provided by operating activities, operating income, net income or net income per share, as applicable, the closest comparable GAAP measure, at the end of this release.
Financial Outlook
Sprinklr is providing the following guidance for the fourth fiscal quarter ending January 31, 2026:
•Subscription revenue between $191 million and $192 million.
•Total revenue between $216.5 million and $217.5 million.
•Non-GAAP operating income between $29 million and $30 million.
•Non-GAAP net income per share of between $0.09 and $0.10, assuming 254 million diluted weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2026:
•Subscription revenue between $754 million and $755 million.
•Total revenue between $853 million and $854 million.
•Non-GAAP operating income between $137.5 million and $138.5 million.
•Non-GAAP net income per share between $0.43 and $0.44, assuming 265 million diluted weighted-average shares outstanding.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that the following non-GAAP financial measures associated with our condensed consolidated statements of operations are useful in evaluating our operating performance:
•Non-GAAP gross profit and non-GAAP gross margin;
•Non-GAAP operating income and non-GAAP operating margin; and
•Non-GAAP net income and non-GAAP net income per share.
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense and related charges, amortization of stock-based compensation expense associated with capitalized internal-use software, amortization of acquired intangible assets, release of U.S. federal and state valuation allowances, and the estimated tax effect related to the non-GAAP items, as well as other one-time charges, such as restructuring charges, costs associated with acquisitions, non-recurring litigation costs and facility exit costs. We believe that it is useful to exclude these items in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods.
In addition, we believe that free cash flow is also a useful non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our condensed consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their respective most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, December 3, 2025, to discuss third quarter fiscal 2026 financial results, as well as the fourth quarter and full year fiscal 2026 outlook, at 8:30 a.m. Eastern Time, 5:30 a.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3960 (domestic) or 201-689-8588 (international). The conference ID number is 13757184. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr, Inc.

Sprinklr is the definitive, AI-native platform for Unified Customer Experience Management (Unified-CXM), empowering brands to deliver extraordinary experiences at scale — across every customer touchpoint.

By combining human intelligence with the enhancements and insights of artificial intelligence, Sprinklr helps brands earn trust and loyalty through personalized, seamless, and efficient customer interactions. Sprinklr’s unified platform provides powerful solutions for every customer-facing team — spanning social media management, marketing, advertising, customer feedback, and omnichannel contact center management — enabling enterprises to unify data, break down silos, and act on real-time insights.

Today, 1,900+ enterprises — including Microsoft, P&G, Samsung, and 60% of the Fortune 100 — rely on Sprinklr to help them deliver consistent, trusted customer experiences worldwide.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year fiscal 2026, our corporate strategies and business initiatives, our customer engagements and our ability to establish a strong foundation for fiscal 2027. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable economic, political and market conditions, including as a result of public health crises, fluctuations in inflation and interest rates, the imposition of tariffs in the U.S. and abroad, the recent and any future U.S. government shutdown, or geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025, filed with the SEC on September 4, 2025, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$189,591	$145,270
Marketable securities	290,754	338,189
Accounts receivable, net of allowance of $8.2 million and $8.1 million, respectively	150,187	285,656
Prepaid expenses and other current assets	105,107	84,982
Total current assets	735,639	854,097
Property and equipment, net	33,023	31,591
Goodwill and other intangible assets	50,176	49,957
Operating lease right-of-use assets	44,848	44,626
Deferred tax asset, non-current	75,952	90,369
Other non-current assets	114,251	113,559
Total assets	$1,053,889	$1,184,199

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$22,649	$27,353
Accrued expenses and other current liabilities	80,916	79,285
Operating lease liabilities, current	8,318	7,462
Deferred revenue	332,180	403,483
Total current liabilities	444,063	517,583
Deferred revenue, non-current	4,185	6,276
Operating lease liabilities, non-current	40,118	41,243
Other liabilities, non-current	7,438	7,034
Total liabilities	495,804	572,136
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	4
Class B common stock	3	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,350,506	1,268,920
Accumulated other comprehensive loss	(5,142)	(6,969)
Accumulated deficit	(763,455)	(626,065)
Total stockholders’ equity	558,085	612,063
Total liabilities and stockholders’ equity	$1,053,889	$1,184,199

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue:
Subscription	$190,295	$180,634	$562,895	$535,856
Professional services	28,773	20,055	73,713	57,999
Total revenue	219,068	200,689	636,608	593,855
Costs of revenue:
Costs of subscription(1)	45,400	35,723	130,763	102,599
Costs of professional services(1)	28,182	22,126	72,888	60,342
Total costs of revenue	73,582	57,849	203,651	162,941
Gross profit	145,486	142,840	432,957	430,914
Operating expense:
Research and development(1)	24,707	23,298	70,680	69,063
Sales and marketing(1)	75,011	78,395	216,665	243,369
General and administrative(1)	33,687	34,123	103,685	102,006
Restructuring(1)	530	(865)	15,859	2,965
Total operating expense	133,935	134,951	406,889	417,403
Operating income	11,551	7,889	26,068	13,511
Other income, net	5,763	5,495	20,162	19,409
Income before provision for income taxes	17,314	13,384	46,230	32,920
Provision for income taxes	14,410	2,929	32,279	9,990
Net income	$2,904	$10,455	$13,951	$22,930
Net income per share, basic	$0.01	$0.04	$0.06	$0.09
Weighted average shares used in computing net income per share, basic	244,916	253,807	251,934	262,030
Net income per share, diluted	$0.01	$0.04	$0.05	$0.08
Weighted average shares used in computing net income per share, diluted	252,054	261,972	260,266	275,109
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
Costs of subscription	$312	$335	$800	$945
Costs of professional services	844	400	1,962	1,081
Research and development	4,347	2,896	12,437	8,304
Sales and marketing	6,366	5,091	18,785	16,497
General and administrative	8,512	6,508	28,115	17,350
Restructuring	—	—	866	—
Stock-based compensation expense, net of amounts capitalized	$20,381	$15,230	$62,965	$44,177

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2025	2024
Cash flow from operating activities:
Net income	$13,951	$22,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,126	13,815
Provision for credit losses	2,297	12,413
Stock-based compensation, net of amounts capitalized	62,965	44,177
Non-cash lease expense	5,952	6,186
Deferred income taxes	14,637	38
Net amortization/accretion on marketable securities	(4,605)	(9,830)
Other non-cash items, net	29	207
Changes in operating assets and liabilities:
Accounts receivable	133,432	80,653
Prepaid expenses and other current assets	(20,332)	(9,129)
Other non-current assets	72	(1,867)
Accounts payable	(5,160)	(1,653)
Operating lease liabilities	(6,185)	(3,928)
Accrued expenses and other current liabilities	1,514	(21,929)
Deferred revenue	(73,940)	(60,462)
Other liabilities	(225)	604
Net cash provided by operating activities	138,528	72,225
Cash flow from investing activities:
Purchases of marketable securities	(363,947)	(329,258)
Proceeds from sales and maturities of marketable securities	415,976	453,863
Purchases of property and equipment	(839)	(5,000)
Capitalized internal-use software	(11,716)	(9,609)
Purchases of intangibles	(262)	—
Net cash provided by investing activities	39,212	109,996
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	13,884	18,919
Proceeds from issuance of common stock upon ESPP purchases	2,785	3,403
Payments for repurchase of Class A common shares and related excise tax	(152,263)	(273,873)
Net cash used in financing activities	(135,594)	(251,551)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	2,378	(1,596)
Net change in cash, cash equivalents and restricted cash	44,524	(70,926)
Cash, cash equivalents and restricted cash at beginning of period	153,533	172,429
Cash, cash equivalents and restricted cash at end of period	$198,057	$101,503

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Non-GAAP gross profit and non-GAAP gross margin:
U.S. GAAP gross profit	$145,486	$142,840	$432,957	$430,914
Stock-based compensation expense and related charges(1)	1,163	740	2,788	2,064
Amortization of stock-based compensation expense - capitalized internal-use software	627	582	1,968	1,613
Non-GAAP gross profit	$147,276	$144,162	$437,713	$434,591
Gross margin	66%	71%	68%	73%
Non-GAAP gross margin	67%	72%	69%	73%

Non-GAAP operating income:
U.S. GAAP operating income	$11,551	$7,889	$26,068	$13,511
Stock-based compensation expense and related charges(2)	20,575	15,376	62,789	45,243
Amortization of acquired intangible assets	—	18	—	118
Amortization of stock-based compensation expense - capitalized internal-use software	627	582	1,968	1,613
Non-recurring litigation costs(3)	232	—	1,817	—
Restructuring costs(4)	530	(865)	15,859	2,965
Non-GAAP operating income	$33,515	$23,000	$108,501	$63,450
Operating margin	5%	4%	4%	2%
Non-GAAP operating margin	15%	11%	17%	11%

Free cash flow:
Net cash provided by operating activities	$19,961	$9,191	$138,528	$72,225
Purchase of property and equipment	(185)	(972)	(839)	(5,000)
Capitalized internal-use software	(4,257)	(3,318)	(11,716)	(9,609)
Free cash flow	$15,519	$4,901	$125,973	$57,616
(1) Employer payroll tax related to stock-based compensation for the periods ended October 31, 2025 and 2024 was immaterial as it relates to the impact to gross profit.
(2) Includes $0.2 million and $0.1 million of employer payroll tax related to stock-based compensation expense for the three months ended October 31, 2025 and 2024, respectively, and $0.7 million and $1.1 million of employer payroll tax related to stock-based compensation expense for the nine months ended October 31, 2025 and 2024, respectively.
(3) Relates to costs associated with litigation that arise outside of the ordinary course of business.
(4) Includes $0.1 million and $0.8 million of employer payroll tax related to the February 2025 restructuring for the three and nine months ended October 31, 2025, respectively.

	Three Months Ended October 31,
	2025			2024
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net income
Net income	$2,904	$0.01	$0.01	$10,455	$0.04	$0.04
Add:
Stock-based compensation expense and related charges(1)	20,575	0.09	0.09	15,376	0.06	0.06
Amortization of acquired intangible assets	—	—	—	18	—	—
Amortization of stock-based compensation expense - capitalized internal-use software	627	—	—	582	—	—
Income tax expense(2)	4,198	0.02	0.02	—	—	—
Non-recurring litigation costs(3)	232	—	—	—	—	—
Restructuring costs(4)	530	—	—	(865)	—	—
Total additions, net	26,162	0.11	0.11	15,111	0.06	0.06
Non-GAAP net income	$29,066	$0.12	$0.12	$25,566	$0.10	$0.10
Weighted-average shares outstanding		244,916	252,054		253,807	261,972

	Nine Months Ended October 31,
	2025			2024
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net income
Net income	$13,951	$0.06	$0.05	$22,930	$0.09	$0.08
Add:
Stock-based compensation expense and related charges(1)	62,789	0.24	0.24	45,243	0.17	0.17
Amortization of acquired intangible assets	—	—	—	118	—	—
Amortization of stock-based compensation expense - capitalized internal-use software	1,968	0.01	0.01	1,613	0.01	0.01
Income tax expense(2)	(1,173)	0.00	0.00	—	—	—
Non-recurring litigation costs(3)	1,817	0.01	0.01	—	—	—
Restructuring costs(4)	15,859	0.06	0.06	2,965	0.01	0.01
Total additions, net	81,260	0.32	0.32	49,939	0.19	0.19
Non-GAAP net income	$95,211	$0.38	$0.37	$72,869	$0.28	$0.27
Weighted-average shares outstanding		251,934	260,266		262,030	275,109
(1) Includes $0.2 million and $0.1 million of employer payroll tax related to stock-based compensation expense for the three months ended October 31, 2025 and 2024, respectively, and $0.7 million and $1.1 million of employer payroll tax related to stock-based compensation expense for the nine months ended October 31, 2025 and 2024, respectively.
(2) Represents the Company’s current and deferred income tax expense commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 26% for the three and nine months ended October 31, 2025. The Company uses an annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation, employer tax costs related to stock-based compensation, intangible amortization expense, amortization of stock-based compensation expense associated with capitalized internal-use software, non-recurring litigation costs and restructuring costs.
(3) Relates to costs associated with litigation that arise outside of the ordinary course of business.
(4) Includes $0.1 million and $0.8 million of employer payroll tax related to the February 2025 restructuring for the three and nine months ended October 31, 2025, respectively.